Exhibit 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”), dated March 9, 2023, is entered into by and between [●] (“Transferee”) and [●] (“Transferor”).

Whereas, Transferor currently holds [●] shares of common stock, par value $0.0001 per share (the “Founder Shares”), of Monterey Bio Acquisition Corporation (the “Company”), and

Whereas, Transferor desires to transfer to Transferee [●] Founder Shares (the “Shares”) held by it, for consideration, as set forth below.

Now, Therefore, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.                  Transfer And Acquisition Of Shares. Transferor hereby transfers to Transferee, and Transferee hereby acquires from Transferor, the Shares for an aggregate purchase price of $[●] (the “Purchase Price”) subject to the forfeiture provisions of Section 2.3 below, on the terms and subject to the conditions set forth in this Agreement.

2.                  Representations, Warranties And Covenants Of Transferee. Transferee represents, warrants and covenants to Transferor and the Company as follows:

2.1              Authority; No Conflict; Enforceability. The Transferee has full legal right, power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation by the Transferee of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement, indenture or instrument to which the Transferee is a party, (ii) any law, statute, rule or regulation to which the Transferee is subject, or (iii) any agreement, order, judgment or decree to which Transferee is subject. Upon execution and delivery by Transferee, this Agreement will be a legal, valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2              Compliance with Securities Laws. Transferee understands and acknowledges that, in reliance upon the representations and warranties made by Transferee herein, the Shares are not being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or other applicable securities laws which impose certain restrictions on Transferee’s ability to transfer the Shares.

2.3              Right of Repurchase. If the Transferee ceases to provide services as a director of the Company for any reason prior to the Company’s initial business combination (the “Business Combination”) the Company shall have the right, but not the obligation, to repurchase the Shares (including any portion thereof) from the Transferee for the lesser of (a) the fair market value of such Shares and (b) the Purchase Price paid for such Shares, it being understood and agreed that the foregoing right of repurchase shall terminate upon any such Business Combination. Any such repurchase right of the Company shall be exercised by the Company or its assigns by giving the Transferee written notice (“Repurchase Notice”) no later than one hundred eighty (180) days after the later of (i) the date Transferee ceases to provide services as a director of the Company and (ii) the one hundred eighty first (181st) day following the date of this Agreement. The closing of the repurchase described herein shall occur as soon as reasonably practicable, and in any event not later than thirty (30) days after delivery of the applicable Repurchase Notice (provided, that such time shall be extended as necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or other applicable legal requirements), at the principal office of Transferor, or at such other time and location as the parties to such purchase may mutually determine, subject, however, to Transferee’s execution of any documentation as may be reasonably requested by the Company. The Company will pay for the Shares repurchased by it first by offsetting amounts outstanding under any bona fide debts, if any, owed by Transferee to the Company, including the Company, now existing or hereinafter arising, and will pay the remainder of the repurchase price by, at its option, (A) wire transfer of immediately available funds, (B) delivery of a check payable to the Transferee, (C) a promissory note payable upon consummation of the Business Combination and bearing interest at the applicable federal rate, or (D) any combination of (A), (B) and (C), in the aggregate amount of the repurchase price for such Shares. If no election under section 83(b) of the Internal Revenue Code of 1986, as amended, is made with respect to the Shares purchased hereunder, the Transferee will have ordinary income when the Shares are no longer subject to repurchase pursuant to this Section 2.3 in an amount equal to the excess of the fair market value of the Shares at that time over the amount the Transferee paid for the Shares. The Transferee acknowledges that the Shares may be subject to a contractual lock-up or other restriction on transfer at the time the Shares are no longer subject to repurchase pursuant to this Section 2.3.

2.4              Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of a special dividend payable in a form other than common stock of the Company, a spin-off, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s issued and outstanding common stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Agreement or into which such Shares thereby become convertible shall immediately be subject to this Agreement. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Shares subject to this Agreement.

2.5              Experience, Financial Capability and Suitability. Transferee is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the 1933 Act and therefore cannot be resold unless such transaction is registered under the 1933 Act or an exemption from such registration is available. Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Transferee must bear the economic risk of this investment until the Shares are sold pursuant to: (x) an effective registration statement under the 1933 Act or (y) an exemption from registration available with respect to such sale. Transferee is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Transferee’s investment in the Shares.

2.6              Access to Information; Independent Investigation. Prior to the execution of this Agreement, Transferee has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Transferee has relied solely on the Transferee’s own knowledge and understanding of the Company and its business based upon Transferee’s own due diligence investigation and the information furnished pursuant to this paragraph. Transferee understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Agreement and Transferee has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.7              Accredited Investor. Transferee represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, and acknowledges the sale contemplated hereby is being made in reliance on one or more exemptions from the registration requirements of the 1933 Act and any applicable state securities laws.

2.8              Investment Purposes. Transferee is purchasing the Shares solely for investment purposes, for Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Transferee did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the 1933 Act.

2.9              Restrictions on Transfer; Shell Company. Transferee understands the Shares are being offered in a transaction not involving a public offering within the meaning of the 1933 Act. Transferee understands the Shares are “restricted securities” as defined in Rule 144(a)(3) under the 1933 Act and Transferee understands that any certificate or book entries representing the Shares will contain a legend in respect of such restrictions. If in the future Transferee decides to offer, resell, pledge or otherwise transfer the Shares, in addition to the restrictions on transfer contained in the Existing Agreements (as defined below), such Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 2 hereof. Transferee agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Transferee may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration under the 1933 Act or an exemption therefrom, Transferee agrees not to resell the Shares. Transferee further acknowledges that because the Company is a shell company, Rule 144 may not be available to Transferee for the resale of the Shares until at least one year following consummation of the Business Combination, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.10          Compliance with Securities Laws. The Transferee acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the 1933 Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company.

2.11          Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows, in addition to any legends contemplated by the Existing Agreements:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP PERIOD.”

3.                  Representations And Warranties Of Transferor. Transferor represents and warrants to Transferee as follows:

3.1              Authority. The Transferor has full legal right, power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation by the Transferor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the constitutional documents of Transferor, (ii) any agreement, indenture or instrument to which Transferor is a party, (iii) any law, statute, rule or regulation to which Transferor is subject, or (iv) any agreement, order, judgment or decree to which Transferor is subject. Upon execution and delivery by Transferor, this Agreement will be a legal, valid and binding agreement of the Transferor, as applicable, enforceable against the Transferor, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2              Title to Shares. Transferor has valid marketable title to the Shares to be transferred under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (collectively, “Encumbrances”). Transferor delivers to Transferee good title to the Shares purchased by such Transferee pursuant to the terms hereof free and clear of any Encumbrances.

4.                  Certain Acknowledgments and Agreements by Transferee. Transferee acknowledges and agrees that the Shares are subject to the restrictions and obligations as set forth in (a) that certain letter agreement, dated September 30, 2021 (as amended, the “Letter Agreement”), by and among between Transferee, the Company and the other parties thereto, and (b) that certain Stock Escrow Agreement, dated as of September 30, 2021 (the “Escrow Agreement” and, together with the Letter Agreement, the “Existing Agreements”), by and among the Company, Transferor and the other stockholders of the Company listed on the signature page thereto, and Continental Stock Transfer & Trust Company. Transferee hereby agrees to be bound by each of the Existing Agreements as if it were Transferor thereunder.

5.                  General Provisions.

5.1              Successors and Assigns. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

5.2              Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

5.3              Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement (including, without limitation, in the case of Transferee, joinders to the Existing Agreements in form and substance reasonably satisfactory to Transferor and the Company).

5.4              Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

5.5              Third-Party Beneficiary. The Company is an intended third-party beneficiary of this Agreement and Transferor and Transferee acknowledge and agree that the Company will rely and is intended to rely on the provisions, representations and agreements set forth herein. Other than the foregoing, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and the Company and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

5.6              Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, including by facsimile or electronic transmission, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Transferor and Transferee have each executed this Agreement as of the date hereof.

TRANSFEROR:

[●]

By:
Name:
Title:

[Signature Page to Share Transfer Agreement]

IN WITNESS WHEREOF, Transferor and Transferee have each executed this Agreement as of the date hereof.

TRANSFEREE

[●]

By:
Name:
Title:

[Signature Page to Share Transfer Agreement]